UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 10, 2026

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Canon's Court, 22 Victoria Street
Hamilton HM 12, Bermuda
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (441) 298-3300
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, par value $0.01 per share	G	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders
On November 10, 2026, Genpact Limited, a Bermuda company (the “Company”), held a special general meeting of shareholders (the “Special Meeting”) at 521 Fifth Avenue, 14th Floor, New York, NY. At the Special Meeting, Company shareholders voted on two proposals. The full results of the votes are set forth below. Each proposal is described in detail in the Company’s previously filed proxy statement/prospectus related to the Special Meeting.
Proposal 1

Company shareholders approved the change of the Company’s jurisdiction of incorporation from Bermuda to the State of Delaware by discontinuing as an exempted company limited by shares in Bermuda and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and such proposal, the “Domestication Proposal”) as set forth below.

Votes cast in favor	134,607,929
Votes cast against	395,861
Votes abstaining	61,356
Broker non-votes	0

Proposal 2

Company shareholders approved the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, the Domestication would not be duly approved and adopted by Company shareholders, as set forth below. An adjournment was not necessary in light of the approval of the Domestication Proposal.

Votes cast in favor	128,815,688
Votes cast against	6,145,902
Votes abstaining	103,556
Broker non-votes	0

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: November 12, 2026	By:	/s/ Sydney Schaub
	Name:	Sydney Schaub
	Title:	Senior Vice President, Chief Legal Officer and Secretary